UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 7, 2022 (June 2, 2022)

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2022, GrowLife, Inc., a Delaware corporation (“Company” or “Purchaser”) entered into an Asset Purchase Agreement (the “Agreement”) with Bridgetown Mushrooms, LLC, an Oregon limited liability company (“Seller”), and Trevor Huebert (“Executive”), pursuant to which Company is purchasing and assuming, certain assets, properties, rights and interests relating to the Seller’s business (“Assets”), which is the processing, marketing, storing, selling and distributing fresh and dried mushroom products (“Business”), on the terms and subject to the conditions set forth in the Agreement.

Consideration

The total purchase price for the Assets shall be the following: (i) $500,000 in cash (the “Cash Consideration”), (ii) 15,000,000 shares of Purchaser Stock (the “Consideration Shares”, collectively, Cash Consideration and Consideration Shares, the “Purchase Price”) payable as follows:

(i)    The Company has delivered an Initial Deposit in the amount of $40,000 to the Seller on June 2, 2022.

(ii)   At the Closing, Purchaser shall pay to Seller:

(a)   the Closing Cash Consideration, as adjusted, in immediately available funds, less any extension fees; and,

(b)  15,000,000 restricted common stock shares of Company, as adjusted, cost basis of approximately $.0233 per share, payable, to Executive at Closing which shall be placed in an Escrow Account managed by the Escrow Agent. Distributions of any Consideration Shares from the Escrow Account shall be governed by the terms and conditions of the Escrow Agreement with PNC Bank, which shall include, among other terms and conditions, the release to Executive of (i) fifty percent (50%) of any Consideration Shares after any applicable offset, upon the one-year anniversary of the Closing Date, and (ii) all Consideration Shares then-remaining in the Escrow Account, after any applicable offset, upon the two-year anniversary of the Closing Date, provided, in each case, that Executive remains an employee in good standing with the Purchaser from the Closing Date through each applicable Escrow Release Date, unless Executive’s employment is earlier terminated by Purchaser without Cause.

Conditions to the Acquisition

The Parties have made customary representations and warranties in the Agreement. The Agreement also contains customary covenants, agreements and conditions to close, including covenants and agreements relating to the conduct of the Business between the date of the signing of the Agreement and the closing of the transactions contemplated under the Agreement and that no Material Adverse Effect shall have occurred during this period. The conditions to close also include, among others, the Purchaser will have financing sufficient to complete the transaction. The representations and warranties made by the Company are qualified by disclosures made in its disclosure schedules and Securities and Exchange Commission ("SEC") filings.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Agreement is qualified in its entirety by reference thereto.

Item 7.01 Regulation FD Disclosure.

On June 2, 2022, the Company issued a press release, attached as Exhibit 99.1, announcing the Company entering into the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated June 1, 2022
99.1	Press release dated June 2, 2022, announcing the Company entering into the Asset Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: June 7, 2022	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer